                                                                    Exhibit 23.1




              Consent of Ernst & Young LLP, Independent Auditors


         We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in Amendment No. 2 to the Registration Statement (Form S-3, No. 333-22701) and related Prospectuses of American Stores Company ("Registration Statement") for the registration of 17,719,096 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 1996, with respect to the consolidated financial statements of American Stores Company included in its Annual Report (Form 10-K) for the three years ended February 3, 1996, filed with the Securities and Exchange Commission.

         We also consent to the use of our report dated March 14, 1997 (except for the Subsequent Events Note, as to which the date is March 28, 1997) with respect to the consolidated financial statements of American Stores Company for the year ended February 1, 1997 included in the Registration Statement.


                                                               Ernst & Young LLP

         Salt Lake City, Utah
         April 1, 1997